Exhibit 23.2

Consent of Independent Registered Public Accounting Firm and Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of PAETEC Holding Corp. of our reports dated April 30, 2010 and April 30, 2009, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia

May 26, 2011